UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2016

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2015, the persons identified below who constitute “Named Executive Officers” of Solitario Exploration & Royalty Corp. (“Solitario”) voluntarily surrendered for cancellation options previously granted to such persons pursuant to the 2013 Solitario Exploration and Royalty Corp Omnibus Stock and Incentive Plan (the “2013 Plan”). Solitario cancelled the options upon surrender.

Named Executive Officer	Options	Exercise Price	Original Expiration Date
Christopher E. Herald	450,000	US$0.72	7/28/2021
James R. Maronick	309,000	US$0.72	7/28/2021
Walter H. Hunt	330,000	US$0.72	7/28/2021

No consideration was given to, or received by any Named Executive Officer in connection with the surrender of the options.

Item 8.01.	Other Events

Other holders of an aggregate of 350,000 options granted pursuant to Solitario Resources Corporation 2006 Stock Option Incentive Plan (the “2006 Plan”) with an exercise price of Cdn$0.72 per share scheduled to expire on June 22, 2021 also voluntarily surrendered for cancellation such options, which were cancelled on August 24, 2016.

In addition, other holders of an aggregate of 610,000 options granted pursuant to the 2013 Plan with an exercise price of US$0.72 per share scheduled to expire on July 28, 2021 (for a total of 1,699,000 options from the 2013 Plan) also voluntarily surrendered for cancellation such options, which were cancelled on August 24, 2016.

No consideration was given to, or received by the other holders in connection with the surrender of the awards.

As a result of the cancellation of the options on August 24, 2016 identified in this Current Report, there are no outstanding options under either the 2013 Plan or the 2006 Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 25, 2016

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer